Exhibit 99.2
Press Release
Superior Well Services, Inc. to Present at the Johnson Rice 2009 Energy Conference
INDIANA, Pa., October 2, 2009 /PRNewswire-FirstCall/ — Superior Well Services, Inc. (Nasdaq: SWSI) today announced that Dave Wallace, Superior Well Services’ Chairman and Chief Executive Officer, will present at the Johnson Rice 2009 Energy Conference, Tuesday, October 6, 2009 in New Orleans, Louisiana. The presentation begins at 3:15 p.m. Central Time and will be available via a live webcast. To access the webcast go to http://www.wsw.com/webcast/jr10/swsi/ and to access the presentation materials go to http://www.swsi.com and select “Investor Relations” and “Event Calendar.”
For more information about Superior Well Services, Inc. (Nasdaq: SWSI) please visit www.swsi.com. Financial and other information about us is routinely posted on and accessible at www.swsi.com.
The presentation includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. All statements, other than statements of historical facts, included in the presentation that address activities, events or developments that Superior expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by Superior based on management’s experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Superior’s control, which may cause Superior’s actual results to differ materially from those implied or expressed by the forward-looking statements. These risks include, but are not limited to: a sustained or further decrease in domestic spending by the oil and natural gas exploration and production industry; a continued decline in or substantial volatility of crude oil and natural gas commodity prices; current weakness in the credit and capital markets and lack of credit availability; overcapacity and competition in our industry; our inability to comply with the financial and other covenants in our debt agreements as a result of reduced revenues and financial performance or our inability to raise sufficient funds through assets sales or equity issuances; unanticipated costs, delays or other difficulties in executing our growth strategy, including difficulties associated with the integration of the Diamondback asset acquisition; the loss of one or more significant customers; the loss of or interruption in operations of one or more key suppliers; the incurrence of significant costs and liabilities in the future resulting from our failure to comply with new or existing environmental regulations or an accidental release of hazardous substances into the environment.
These risks and uncertainties are detailed in Superior’s Annual Report on Form 10-K for the year ended December 31, 2008, Superior’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

SOURCE Superior Well Services, Inc.
CONTACT:
Chris Peracchi
of Superior Well Services, Inc.
+1-724-403-9108
cperacchi@swsi.com
Web Site: http://www.swsi.com